UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 29, 2014

DIGITALGLOBE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34299	31-1420852
(Commission File Number)	(IRS Employer Identification No.)

1601 Dry Creek Drive, Suite 260 Longmont, Colorado	80503
(Address of Principal Executive Offices)	(Zip Code)

(303) 684-4000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2014 (the “Effective Date”), DigitalGlobe, Inc. (the “Company”) entered into a separation agreement (the “Separation Agreement”) with Yancey L. Spruill, the Company’s Executive Vice President and Chief Financial Officer.

Pursuant to the Separation Agreement, Mr. Spruill will continue to perform the duties of Executive Vice President and Chief Financial Officer of the Company through, and his employment with the Company will terminate on, October 1, 2014 (subject to earlier termination pursuant to the Separation Agreement).  During this transition period, Mr. Spruill will also assist the Company in the process of transitioning the Chief Financial Officer position to a successor.  During the transition period, Mr. Spruill will continue to receive the same compensation, benefits and perquisites that he was receiving immediately prior to entering into the Separation Agreement, except that he will not be entitled to any new equity award grant from the Company and his 2014 bonus will be pro-rated as noted below.

The Separation Agreement provides that Mr. Spruill will be entitled to the following benefits from the Company within thirty (30) days following his last day of employment with the Company: (i) a cash payment of $646,000, (ii) accelerated vesting of his restricted stock and restricted stock unit awards with a value, determined as of the date of such termination of employment, equal to $646,000 (except as noted below, any other Company equity awards granted to Mr. Spruill that are unvested on such termination of employment will terminate in accordance with their terms), (iii) a pro-rata portion of his 2014 target bonus (equal to $199,500 if the transition period continues until October 1, 2014), (iv) accelerated vesting of 2,781 performance share units awarded by the Company to Mr. Spruill and as to which the applicable performance-based vesting conditions have been satisfied, and (v) a cash payment of $20,000 in lieu of continued welfare benefits.  If the Company terminates the transition period before October 1, 2014, the Company will also pay Mr. Spruill an amount equal to the base salary that he would have otherwise received from the Company for the balance of the transition period had it not been terminated early.  If Mr. Spruill terminates the transition period before August 1, 2014, he will not be entitled to the accelerated vesting referred to in clause (ii) above.  If Mr. Spruill terminates the transition period on or after August 1, 2014 and before October 1, 2014 and, at the time of such termination of employment the Company has not identified and does not employ the successor to Mr. Spruill as the Company’s Chief Financial Officer, the extent (if any) to which Mr. Spruill will be entitled to the accelerated vesting referred to in clause (ii) above will be determined by the Company in its discretion.  The Company’s obligation to provide these benefits is subject to Mr. Spruill executing a general release of claims in favor of the Company and his compliance with certain restrictive covenants in favor of the Company.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit
Number	Description

Exhibit 10.1	Separation Agreement, dated April 29, 2014, between DigitalGlobe, Inc. and Yancey L. Spruill.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITALGLOBE, INC.

Date: May 1, 2014	By:	/s/ Daniel L. Jablonsky
Daniel L. Jablonsky
Senior Vice President, General Counsel and Corporate Secretary